UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

Interpace Diagnostics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A

300 Interpace Parkway

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2017, Interpace Diagnostics Group, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to serve as the placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering of 855,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), through the Placement Agent (the “Registered Direct Offering”). In a concurrent private placement, the Company agreed to sell through the Placement Agent warrants to purchase 855,000 shares of Common Stock (the “Warrants”) with an exercise price of $4.69 per warrant (the “Private Placement”). The combined purchase price for one registered Share and one Warrant is $4.69.

Also on January 20, 2017, to effect the Registered Direct Offering and the Private Placement, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell the Shares and the Warrants directly to the Purchasers.

The Company expects to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering and the Private Placement, in the amount of approximately $3.7 million. The Company intends to use the net proceeds from the Registered Direct Offering and the Private Placement for working capital, repayment of indebtedness, including approximately $1.028 million to be paid to five former senior executives in satisfaction and settlement of approximately $2.9 million in severance obligations, and general corporate purposes.

The closing of the Registered Direct Offering and the Private Placement is expected to take place on January 25, 2017, subject to customary closing conditions.

The Shares are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-207263) initially filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2015 and declared effective on October 9, 2015. A prospectus supplement relating to the Registered Direct Offering will be filed with the Commission on or about January 24, 2017.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Securities Purchase Agreement, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents until January 27, 2017. In addition, the Company has also agreed with the Purchasers that following the closing of the offering until January 27, 2017, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

Pursuant to the Placement Agreement, the Company has agreed to pay the Placement Agent an aggregate cash placement fee equal to 8.0% of the gross proceeds in the Registered Direct Offering and the Private Placement. Subject to certain conditions, the Company has also agreed to reimburse the Placement Agent for reasonable travel and other out-of-pocket expenses in connection with the Registered Direct Offering and the Private Placement, including, but not limited to, legal fees in an amount not to exceed $25,000.

The Placement Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

The Warrants will have an exercise price of $4.69 per share, which is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets to the Company’s stockholders. Each Warrant will be exercisable upon issuance (the “Initial Exercise Date”) and will have a five year term. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

After the Initial Exercise Date, if and only if no effective registration statement registering, or no current prospectus is available for, the issuance of the shares of Common Stock underlying the Warrants, the Purchasers may exercise the Warrants by means of a “cashless exercise.”

The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are being offered pursuant to an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirement of the Securities Act.

In connection with the Registered Direct Offering and the Private Placement, the Purchasers, who are also party to that certain Securities Purchase Agreement, dated as of January 3, 2017, as amended by that certain Amendment to Securities Purchase Agreement, dated January 5, 2017 and effective as of January 3, 2017 (the “Former Purchase Agreement”), each consented to the Registered Direct Offering and the Private Placement and waived compliance with, and their respective rights under (including, without limitation, any notice rights) and the Company’s obligations under, Section 4.11 (Subsequent Equity Sales) of the Former Purchase Agreement and Section 4.15 (Participation Right) of the Former Purchase Agreement, in each case with respect to the Registered Direct Offering and the Private Placement.

The foregoing descriptions of the Placement Agreement, the Securities Purchase Agreement and the Warrants are qualified in their entirety by reference to the full text of the Placement Agreement, the Form of Securities Purchase Agreement and the Form of Common Stock Purchase Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference in their entirety.

The representations, warranties and covenants made by the Company in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Current Report on Form 8-K were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any other party. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Agreement with Former Senior Executives

Effective January 17, 2017, Frank Arena, Jennifer Leonard, Nancy Lurker, Graham G. Miao and Gerald R. Melillo, Jr., all former senior executives of the Company, each agreed to accept a payment of 35% of the total severance obligations due to each of them pursuant to their respective separation agreements with the Company, or an aggregate of approximately $1.028 million, in satisfaction and settlement of an aggregate of approximately $2.9 million in severance payments. Their agreement is conditioned upon their receipt from the Company of such payments by March 1, 2017. The Company’s obligation to make such payments is conditioned upon the Company consummating a sufficiently large financing (with gross proceeds of approximately $4.0 million) and the prior agreement of the Company’s investment banker and investors in such financing for the use of a portion of such proceeds for such payments. Each of the former senior executives agreed to enter into releases with the Company at the time of receipt of such payments, and in consideration therefor, releasing the Company and its directors, officers and agents from any and all claims, losses and damages they have or ever had against the Company and its directors, officers and agents. As described elsewhere in this Current Report on Form 8-K, the Company intends to use a portion of the net proceeds from the Registered Direct Offering and the Private Placement to make these payments.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by the Company’s management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that the Company files from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Private Placement, the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 20, 2017, the Company issued a press release announcing the Registered Direct Offering and the Private Placement, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrant

10.1	Placement Agency Agreement dated January 20, 2017

10.2	Form of Securities Purchase Agreement dated January 20, 2017

99.1	Press Release dated January 20, 2017

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Diagnostics Group, Inc.

Date: January 20, 2017	By: /s/ Jack E. Stover
Name: Jack E. Stover
Title: President and Chief Executive
Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrant

10.1	Placement Agency Agreement dated January 20, 2017

10.2	Form of Securities Purchase Agreement dated January 20, 2017

99.1	Press Release dated January 20, 2017